Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unifi, Inc. of our report dated July 31, 2006, with respect to the financial statements of Yihua Unifi Fibre Industry Company Limited, included in the Annual Report of Unifi, Inc. for the period ended June 25, 2006.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan, and

(4)	Registration Statement (Form S-8 No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan;
of our report dated July 31, 2006, with respect to the financial statements of Yihua Unifi Fibre Industry Company Limited incorporated herein by reference, included in the Annual Report (Form 10-K) of Unifi, Inc. for the year ended June 25, 2006.
/s/ Ernst & Young Hua Ming
Shanghai Branch, The People’s Republic of China
September 6, 2006
This branch is authorised by Ernst & Young Hua Ming Head Office for execution of its business on its behalf